UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2024
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Vir Biotechnology, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39083	81-2730369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Owens Street, Suite 900
San Francisco, California		94158
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (415) 906-4324
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	VIR	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
As previously disclosed, Vir Biotechnology, Inc. (the “Company”) and Glaxo Wellcome UK Limited (“GSK” and, together with the Company, the “Parties”) entered into a Definitive Collaboration Agreement on May 18, 2021 (the “DCA”). Under the terms of the DCA, the Parties agreed to collaborate on three separate programs, among them a program to research, develop and commercialize the Company’s monoclonal antibodies for the prevention, treatment or prophylaxis of the influenza virus (such program, the “Influenza Program”).
On February 21, 2024, the Parties entered into a letter agreement (the “Letter Agreement”) pursuant to which the Parties mutually agreed to terminate their collaboration on the Influenza Program under the DCA. More specifically, pursuant to the Letter Agreement, (i) all influenza products included within the Influenza Program which, as of February 21, 2024, included VIR-2482XX2 (also known as VIR-2372) and VIR-2981 (the “Existing Terminated Influenza Products”), are removed from the scope of the DCA, (ii) the Company’s exclusivity obligations to GSK under the DCA with respect to the Influenza Program are terminated and of no further force or effect, (iii) GSK’s option to VIR-2482 is terminated and of no further force or effect and the Company will have no further obligations to GSK with respect to VIR-2482, (iv) the Company will make payments of tiered royalties to GSK on net sales of any Existing Terminated Influenza Products, and variants or improvements thereof, in the low single digits, subject to certain deductions in certain circumstances, (v) the Company will have no further obligations to GSK with respect to any Existing Terminated Influenza Product or variants or improvements thereof (other than commercially reasonable efforts to develop and commercialize Existing Terminated Influenza Products or variants or improvement thereof in Major Markets (as defined in the DCA)), and (vi) the Company shall have the right to further develop and commercialize VIR-2482 or any Existing Terminated Influenza Product, and variants or improvements thereof, independently, alone, or via an affiliate or with a third party, in any case without restriction.
The Letter Agreement also includes certain clarifications and terminations of specific provisions of the DCA in light of the termination of the collaboration on the Influenza Program, including provisions relating to the Parties’ opt-out rights, as well other matters relating to the transfer of technology, materials, documentation and existing manufacturing commitments.
Except for the provisions of the Letter Agreement, the DCA remains in force in accordance with its terms.
The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which will be filed as an exhibit to a subsequent filing with the Securities and Exchange Commission.

Item 2.02 Results of Operations and Financial Condition.
On February 22, 2024, the Company issued a press release announcing its financial results for the fourth quarter and the year ended December 31, 2023. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information in this Item 2.02, including the attached Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release of the Company, dated February 22, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIR BIOTECHNOLOGY, INC.

Date:	February 22, 2024	By:	/s/ Sung Lee
Sung Lee Executive Vice President and Chief Financial Officer